                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                JUMBOSPORTS INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                                          52-1643157
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification Number)


                            4701 W. HILLSBOROUGH AVE.
                              TAMPA, FLORIDA 33614
                                 (813) 886-9688
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive officers)

                            1989 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                LOUIS TIMCHAK, JR.
                                 GENERAL COUNSEL
                           4701 W. HILLSBOROUGH AVENUE
                              TAMPA, FLORIDA 33614
                                 (813) 886-9688
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                                     PROPOSED
                                                           PROPOSED                   MAXIMUM
  TITLE OF SECURITIES          AMOUNT TO BE            MAXIMUM OFFERING         AGGREGATE OFFERING            AMOUNT OF
   TO BE REGISTERED            REGISTERED(1)            PRICE PER SHARE              PRICE(3)              REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock
($.01 par value)             1,000,000 shares                 (2)                  $1,190,000.00              $351.00

Rights to Purchase
Common Stock                 1,000,000 rights                 (4)                            (4)                     (4)
================================================================================================================================

         (1) Does not include a total of 2,313,905 shares (as adjusted for the 3-for-2 stock split in the form of a stock dividend effected in September 1994) which were previously registered on Forms S-8, Registration Nos. 333-04829, 33-61192 and 33-66960 filed May 30, 1996, April 14, 1993 and August 3, 1993, respectively, with the Securities and Exchange Commission (and for which the registration fee has already been paid). Pursuant to Rule 416(a), this registration statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends, and similar transactions.

         (2) In accordance with Rule 457(h), and solely for the purpose of calculating the registration fee, computed with respect to 1,000,000 shares at an aggregate offering price of $1,190,000 ($1.19 per share, which is the average of the high and low prices of such shares on January 26, 1998 as quoted on the New York Stock Exchange).

         (3) Does not include the maximum aggregate offering price of: (i) $6,365,367 for the 624,668 shares previously registered on Form S-8, Registration No. 333-04829, (ii) $4,410,800 for the 1,000,000 shares (as adjusted for the 3-for-2 stock split in the form of a stock dividend effected in September 1994) previously registered on Form S-8, Registration No. 33-66960, and (iii) of $13,492,640 for the 1,419,237 shares (as adjusted for the 3-for-2 stock split in the form of a stock dividend effected in September 1994) previously registered on Form S-8, Registration No. 33-61192.

         (4) The Rights are appurtenant to and trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the proposed maximum aggregate offering price for the Common Stock, as indicated above, and the registration fee for the rights is included in the fee for the Common Stock.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which are on file with the Securities and Exchange Commission, are incorporated in the Section 10(a) prospectus under the Securities Act by reference as of their respective dates:

         a. The Company's Annual Report on Form 10-K for the year ended January 30, 1997 which contains the Company's audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         b. The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (Reg. No. 33-50098) under the Securities Act of 1933, filed on July 28, 1992, as amended, is hereby incorporated by reference.

         c. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K of the Company referred to in (a) above.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article IV of the Company's Bylaws provides for the indemnification by the Company of each director, officer, employee, or agent of the Company to the fullest extent permitted by the Florida Business Corporation Act ("FBCA"), as the same exists or may hereafter be amended. Section 607.0850 of the FBCA provides in relevant part that a corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         In addition, Section 607.0850 of the FBCA provides that a corporation may indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought or any other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Florida law further provides that the indemnification and advancement of expenses provided pursuant to Section 607.0850 are not exclusive, and a corporation may make any other further indemnification or advancement of expenses. However, such indemnification or advancement of expenses shall not be made if a judgment or other final adjudication establishes such person's actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

         (a) A violation of the law unless such person had reasonable cause to believe such person's conduct was lawful or had no reasonable cause to believe such person's conduct was unlawful;

         (b) A transaction from which such person derived an improper personal benefit;

         (c) In the case of a director, such director authorized an unlawful dividend or other distribution; or

         (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         The Company has entered into indemnity agreements (the "Indemnity Agreements") with each of its directors. By its terms, each Indemnity Agreement holds directors harmless against amounts that they become legally obligated to pay because of acts or omissions that they commit or permit to occur while acting as agents of the Company. Each Indemnity Agreement specifically provides that the Company shall pay the costs incurred by the indemnified party (the "Indemnitee") in connection with claims against the indemnitee, including the cost of settling such claims. Each Indemnity Agreement provides, however, that the Company may not indemnify an Indemnitee: (i) in respect of a claim based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which he was not legally entitled; (ii) for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934; or (iii) on account of the Indemnitee's deliberately dishonest conduct.

         Each Indemnity Agreement provides that litigation expenses shall be advanced to the Indemnitee at his request provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses. Should indemnification be withheld, the Indemnitee is entitled to seek a final judicial determination with respect to his right to indemnification under the Indemnity Agreement.

         The Indemnity Agreements and the foregoing provisions of the bylaws may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breaches of their fiduciary duties, even though such an action, if successful, might otherwise have benefitted the Company and its stockholders.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable


ITEM 8.  EXHIBITS

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


ITEM 9.  UNDERTAKINGS.

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

               (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by
                           Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on January 28, 1998.

                                  JumboSports Inc.


                                  By:  /s/ Jack E. Bush
                                     -----------------------------------------
                                       Jack E. Bush, Chairman of the Board and
                                       Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                                 TITLE                                   DATE

/s/ Jack E. Bush
-----------------------------                            Chairman of the Board and                      January 28, 1998
Jack E. Bush                                             Chief Executive Officer


/s/ Raymond P. Springer
-----------------------------                            President, Chief Financial                     January 28, 1998
Raymond P. Springer                                      Officer, and Chief Operating
                                                         Officer (Principal Financial
                                                         Officer)

/s/ Jerry Kollar                                         Vice President and Controller                  January 28, 1998
-----------------------------
Jerry Kollar


/s/ Harold Compton
-----------------------------                            Director                                       January 28, 1998
Harold Compton


/s/ Ronald L. Vaughn
-----------------------------                            Director                                       January 28, 1998
Ronald L. Vaughn


/s/ Samuel Northrop, Jr.
-----------------------------                            Director                                       January 28, 1998
Samuel Northrop, Jr.


/s/ Steven A. Raymund
-----------------------------                            Director                                       January 28, 1998
Steven A. Raymund


                                  EXHIBIT INDEX

                 Exhibit
                 Number                                       Description
                 ------                                       -----------
                 4.1                 Articles of Incorporation of the Registrant (incorporated
                                     by reference to Exhibit 3.1 filed with the Registrant's
                                     Annual Report on Form 10-K for the fiscal year ended January
                                     31, 1997).

                 4.2                 Bylaws of the Registrant (incorporated by reference to
                                     Exhibit 3.2 filed with the Registrant's Annual Report on
                                     Form 10-K for the fiscal year ended January 31, 1997).

                 4.3                 Form of Stock Certificate used to evidence ownership of the
                                     Registrant's Common Stock, $.01 par value (incorporated by reference to Exhibit 4.1 included the Registrant's Annual
                                     Report on Form 10-K for the fiscal year ended January 29,
                                     1995).

                 4.4                 1989 Stock Incentive Plan as amended through June 23, 1994
                                     (incorporated by reference to Exhibit 10.3 included in
                                     Registrant's Annual Report on Form 10-K for the fiscal year ended January 29, 1995).


                 4.5                 Amendment to the 1989 Stock Incentive Plan, as approved by the Registrant's shareholders on June 4, 1997.

                 4.6                 Form of Stock Option Agreement pursuant to the 1989 Stock
                                     Incentive Plan for options granted prior to the Registrant's initial public offering (incorporated by reference to
                                     Exhibit 10.10 filed with the Registrant's Registration
                                     Statement on Form S-1 (Reg. No. 33-50098) filed with the
                                     Commission on July 28, 1992).

                 4.7                 Form of Stock Option Agreement pursuant to the 1989 Stock
                                     Incentive Plan for options granted in contemplation of the
                                     Registrant's initial public offering (incorporated by
                                     reference to Exhibit 10.16 filed with Amendment No. 2 to the
                                     Registrant's


                                     Registration Statement on Form S-1 (Reg. No. 33-50098) filed with the Commission on September 9, 1992).

                 5.1                 Opinion of Fowler, White, Gillen, Boggs, Villareal and
                                     Boggs, P.A., as to the legality of the shares being
                                     registered.

                 23.1(a)             Consent of Coopers & Lybrand L.L.P.

                 23.1(b)             Consent of Deloitte & Touche LLP

                 23.2                Consent of Fowler, White, Gillen, Boggs, Villareal and
                                     Boggs, P.A., is contained in its Opinion filed as Exhibit
                                     5.1